UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported September 3, 2019.
NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (281) 925-0950
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, no par value	HLTH	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 15, 2018, Nobilis Health Corp. (the “Company”) received a notice from the NYSE American LLC (“NYSE”) that the Company was not in compliance with NYSE’s continued listing standards under the timely filing criteria established in Section 1007 of the NYSE American Company Guide, as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the three months ended September 30, 2018. Under NYSE rules, the Company was provided a six-month period to correct its filing delinquency and requested to submit a plan of compliance addressing how it intended to regain compliance with the continued listing standards. On May 16, 2019, the Company was notified by NYSE that NYSE Regulation had accepted the Company’s plan to regain compliance with the continued listing standards and granted an extension of the cure period through August 31, 2019, subject to periodic review by NYSE Regulation for compliance with adherence to the milestones set forth in the Company’s plan.

On September 3, 2019, the Company received a notice from the NYSE that, based on the foregoing, the Company’s common shares were subject to delisting proceedings. Although the NYSE provided the Company limited rights to seek a review of such determination within seven days after receiving the notice, the Company has elected not to seek any such review or otherwise appeal the NYSE’s determination. Trading in the Company’s common shares was suspended following the close of the NYSE market on September 3, 2019. At this time, the Company expects that the NYSE could file a Form 25 to delist the Company’s common shares as early as September 11, 2019, following the conclusion of the seven-day review and appeal period, which filing would become effective with respect to the delisting on September 23, 2019. However, the Form 25 filing will not cause the removal of the Company’s common shares from registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will remain subject to the periodic reporting requirements of the Exchange Act.

The Company expects that its common shares will become eligible for quotation on the over-the-counter markets, although there is no assurance as to when trading may commence or that an active market in the common shares will develop.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 6, 2019, Brandon Moreno resigned as the Chief Financial Officer of Nobilis Health Corp. (the “Company”) and Marissa Arreola resigned as the Chief Legal Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Daniel Wiggins
Daniel Wiggins
Chief Restructuring Officer

Date: September 9, 2019